UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Compensation of Fran Horowitz to reflect Appointment as Chief Executive Officer

As previously disclosed in the Current Report on Form 8-K filed by Abercrombie & Fitch Co. (the “Company”) on February 1, 2017 (the “February 1, 2017 Form 8-K”), on January 30, 2017, the Board of Directors of the Company appointed Fran Horowitz to serve as the Chief Executive Officer of the Company, effective February 1, 2017. On that same day, Ms. Horowitz was also appointed to serve on the Board of Directors of the Company, effective February 1, 2017.

On February 14, 2017, the Compensation and Organization Committee of the Company’s Board of Directors (the “Compensation Committee”) approved changes to Ms. Horowitz’s base salary as well as her target and maximum annual cash incentive opportunities under the Company’s Incentive Compensation Performance Plan (the “Incentive Plan”) to reflect her promotion. The change in Ms. Horowitz’s base salary is effective February 1, 2017, and the new target and maximum annual cash incentive opportunities will be effective for the Company’s fiscal year ending February 3, 2018 (“Fiscal 2017”). The following table shows Ms. Horowitz’s new base salary as well as her new target and maximum annual cash incentive opportunities, each expressed as a percentage of her base salary, under the Incentive Plan. As with other participants in the Incentive Plan, Ms. Horowitz’s maximum annual cash incentive opportunity is two times the target annual cash incentive opportunity.

Ms. Horowitz’s Compensation Changes

	Annual Cash Incentive Opportunities (Effective for Fiscal 2017)
Base Salary (Effective February 1, 2017)	Target (as a percent of Base Salary)	Maximum (as a percent of Base Salary)
$1,200,000	150%	300%

In addition, the aggregate grant date fair value of the long-term incentive (in the form of an equity award) to be granted to Ms. Horowitz as part of the annual grant in Fiscal 2017 (the “2017 Annual Equity Grant”) will be approximately $4,250,000. The specific terms of Ms. Horowitz’s 2017 Annual Equity Grant and the associated performance criteria will be determined in connection with the Compensation Committee’s approval of annual equity awards, although it is currently anticipated that the 2017 Annual Equity Grant will be granted 50% in the form of performance share awards (“PSAs”) and 50% in the form of restricted stock units (“RSUs”) consistent with the mix which had been approved for the annual grants to members of the Company’s Leadership Team in March of 2016.

As disclosed in the February 1, 2017 Form 8-K, Ms. Horowitz will receive no additional compensation for services rendered as a director of the Company since she also serves as an officer of the Company.

Changes to Compensation of Joanne Crevoiserat to reflect Appointment as Chief Operating Officer

As previously disclosed in the February 1, 2017 Form 8-K, on January 30, 2017, the Board of Directors of the Company appointed Joanne Crevoiserat to serve as the Chief Operating Officer of the Company, effective February 1, 2017. Ms. Crevoiserat has also continued in her role as Executive Vice President and Chief Financial Officer of the Company.

On February14, 2017, the Compensation Committee approved changes to Ms. Crevoiserat’s base salary as well as her target and maximum annual cash incentive opportunities under the Incentive Plan to reflect her promotion. The change in Ms. Crevoiserat’s base salary is effective February 1, 2017, and the new target and maximum annual cash incentive opportunities will be effective for Fiscal 2017. The following table shows Ms. Crevoiserat’s new base salary as well as her new target and maximum annual cash incentive opportunities, each expressed as a percentage of her base salary, under the Incentive Plan. As with other participants in the Incentive Plan, Ms. Crevoiserat’s maximum annual cash incentive opportunity is two times the target annual cash incentive opportunity.

Ms. Crevoiserat’s Compensation Changes

	Annual Cash Incentive Opportunities (Effective for Fiscal 2017)
Base Salary (Effective February 1, 2017)	Target (As a percent of Base Salary)	Maximum (as a percent of Base Salary)
$850,000	100%	200%

In addition, the aggregate grant date fair value of the long-term incentive (in the form of an equity award) to be granted to Ms. Crevoiserat as part of the annual grant in Fiscal 2017 (the “2017 Annual Equity Grant”) will be approximately $1,900,000. The specific terms of Ms. Crevoiserat’s 2017 Annual Equity Grant and the associated performance criteria will be determined in connection with the Compensation Committee’s approval of annual equity awards, although it is currently anticipated that the 2017 Annual Equity Grant will be granted 50% in the form of PSAs and 50% in the form of RSUs consistent with the mix which had been approved for the annual grants to members of the Company’s Leadership Team in March of 2016.

Promotional Awards

The Compensation Committee and the Board of Directors of the Company believe that it is important to recognize not only the promotion of each of Ms. Horowitz and Ms. Crevoiserat but also their individual strong performances, their ongoing contributions to the operations of the Company, and their criticality to the Company’s turnaround efforts in both the near-term and the long-term. Accordingly, at its February 14, 2017 meeting, the Compensation Committee determined it to be appropriate and in the best interests of the Company to grant each of Ms. Horowitz and Ms. Crevoiserat a promotional award of RSUs (the “Promotional RSUs”) in addition to the 2017 Annual Equity Grant that each will receive. The Promotional RSUs will be granted at the same time as the 2017 Annual Equity Grants, with both to be considered at the Compensation Committee’s meeting to be held in March of 2017. The aggregate grant date fair value of the Promotional RSUs to be granted to Ms. Horowitz and Ms. Crevoiserat will be approximately $4,000,000 and $3,000,000, respectively.

Fifty percent (50%) of the Promotional RSUs (the “Service-Vested Promotional RSUs”) will be subject to a total three-year vesting schedule, under which 25% of the Service-Vested Promotional RSUs will vest on each of the first and second anniversaries of the grant date, and 50% of the Service-Vested Promotional RSUs will vest on the third anniversary of the grant date. The remaining fifty percent (50%) of the Promotional RSUs (the “Performance-Based Promotional RSUs”) will be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable store sales for the three-fiscal-year performance period comprised of Fiscal 2017 and the two succeeding fiscal years of the Company (the “Three-Year Performance Period”). The threshold level of performance results in a 50% payout of the Performance-Based Promotional RSUs and requires achievement of at least +5% cumulative comparable store sales over the Three-Year Performance Period. The target level of performance results in a 100% payout and requires achievement of at least +6% cumulative comparable store sales over the Three-Year Performance Period. Payout for the achievement of the cumulative comparable store sales performance goal is also contingent upon the Company achieving a pre-established minimum EBITDA growth for the corresponding incremental revenue over the Three-Year Performance Period. No payout above 100% is available under the Performance-Based Promotional RSUs.

If either Ms. Horowitz or Ms. Crevoiserat resigns or her employment is terminated by the Company for cause, the unvested portions of all of the Promotional RSUs will be forfeited. If the employment of either Ms. Horowitz or Ms. Crevoiserat is terminated by the Company without cause, her Performance-Based Promotional RSUs will be forfeited, and her Service-Based Promotional RSUs will vest pro-rata for time served, but with consideration for the back-loaded vesting schedule. By way of explanation, if the employment of either Ms. Horowitz or Ms. Crevoiserat were to be terminated without cause six months after the grant date of the Promotional RSUs, 12.5% of the Service-Based Promotional RSUs originally granted to the affected individual would vest (half of the first tranche); if eighteen months after, 37.5% would vest (all of the first tranche and half of the second tranche); or if thirty months after, 75% would vest (all of the first two tranches and half of the third tranche).

If the Company undergoes a change in control (as that term is defined in the Company’s 2016 Long-Term Incentive Plan for Associates), a double trigger involving an involuntary termination of her employment is required for accelerated vesting of the Promotional RSUs held by each of Ms. Horowitz and Ms. Crevoiserat. In such event, (i) vesting of the Service-Based Promotional RSUs will be accelerated at the level associated with the next tranche due to vest and (ii) the applicable performance conditions will be waived for the Performance-Based Promotional RSUs and vesting will be accelerated such that the portion of Performance-Based Promotional RSUs vested will be equal to the portion of Service-Based Promotional RSUs vested. By way of explanation, if a change in control were to occur between the first anniversary and the second anniversary of the grant date of the Promotional RSUs and the employment of either Ms. Horowitz or Ms. Crevoiserat were to be involuntarily terminated at that time, (i) the next 25% of the Service-Based Promotional RSUs originally granted to affected individual would vest and (ii) a total of 50% of the Performance-Based Promotional RSUs originally granted to the affected individual would vest.

[Remainder of page intentionally left blank; signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 21, 2017	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary

5